EXHIBIT 23A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Retirement Committee of the
Culp, Inc. Employees’ Retirement Builder Plan
High Point, North Carolina

We consent to the incorporation by reference in the Registration Statement No. 33-13310 on Form S-8 of our report dated June 24, 2014, with respect to the financial statements and schedules of the Culp, Inc. Employees’ Retirement Builder Plan included in this Annual Report on Form 11-K for the years ended December 31, 2013 and 2012.

/s/ Smith Leonard PLLC

High Point, North Carolina
June 24, 2014